Form N-SAR, Sub-Item 77C
Submission of matters to a vote of security holders

Nuveen California Investment Quality Municipal Fund, Inc.
33-37080
811-06177


A special meeting of shareholders was held in the offices of Nuveen Investments on November 18,
2008, and was subsequently adjourned to January 13, 2009 and additionally adjourned to March 17, 2009;
at this meeting the shareholders were asked to vote on the election of Board Members, the elimination of Fundamental Investment Policies and the approval of new Fundamental Investment Policies.

Voting results for the new Fundamental Investment
Policies are as follows:



   To approve the elimination
of the fundamental policies
relating to investments in
municipal securities and below
investment grade securities.
    Common and MuniPreferred
shares voting together as a class
     MuniPreferred shares voting
 together as a class
   For
            5,845,300
                      571
   Against
               323,693
                      116
   Abstain
               336,867
                        35
   Broker Non-Votes
            1,403,329
                   2,101
      Total
            7,909,189
                   2,823



To approve the new fundamental
policy relating to investments in
municipal securities.


   For
            5,864,771
                      571
   Against
               341,905
                      117
   Abstain
               299,184
                        34
   Broker Non-Votes
            1,403,329
                   2,101
      Total
            7,909,189
                   2,823



To approve the elimination of the
 fundamental policy relating to
commodities.


   For
            5,762,372
                      563
   Against
               367,620
                      122
   Abstain
               375,868
                        37
   Broker Non-Votes
            1,403,329
                   2,101
      Total
            7,909,189
                   2,823



To approve the new fundamental
 policy relating to commodities.


   For
            5,748,843
                      563
   Against
               374,379
                      122
   Abstain
               382,638
                        37
   Broker Non-Votes
            1,403,329
                   2,101
      Total
            7,909,189
                   2,823



To approve the elimination of the
 fundamental policies relating to
derivatives and short sales.


   For
            5,765,870
                      565
   Against
               379,285
                      122
   Abstain
               360,705
                        35
   Broker Non-Votes
            1,403,329
                   2,101
      Total
            7,909,189
                   2,823



To approve the elimination of the
 fundamental policies prohibiting
 investment in other investment companies.


   For
            5,793,915
                      565
   Against
               375,056
                      119
   Abstain
               336,889
                        38
   Broker Non-Votes
            1,403,329
                   2,101
      Total
            7,909,189
                   2,823

Proxy materials are herein incorporated by reference to the SEC filing on October 10, 2008, under Conformed Submission Type DEF 14A, accession number 0000950137-08-012575.